EXHIBIT 99.2
LETTER OF TRANSMITTAL
For Certificate(s) Formerly Representing Shares of Capital Stock of
Intelidata Technologies Corporation

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed
Name(s) and Address(es) of Registered Owner(s)	(Attach Additional List if Necessary; See Instruction 8)

	Certificate	Number of Shares
	Number(s)	Represented by Certificate

Total Shares:

Lost Certificate? If any of the Certificates representing shares of InteliData Technologies Corporation common stock that you own are lost or destroyed, you must complete the accompanying “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity” and return it with your Letter of Transmittal. See Instruction 9.

The Exchange Agent is:
Mellon Investor Services
HOW TO CONTACT MELLON INVESTOR SERVICES
By Telephone — 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXX (Toll Free)
From outside the U.S.:
1-XXX-XXX-XXX (Collect)
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box XXXX South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop — Reorg Ridgefield Park, NJ 07660	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271
      The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. If Certificates are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction 3.

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS
Ladies and Gentlemen:
      The merger (the “Merger”) of InteliData Technologies Corporation (“InteliData”), a Delaware corporation, with and into Wizard Acquisition Corporation (“Sub”), a Delaware corporation and a wholly owned subsidiary of Corillian Corporation, an Oregon (“Corillian”), pursuant to an Agreement and Plan of Merger dated as of March 31, 2005 (the “Merger Agreement”), by and among Corillian, InteliData and Sub was completed on or about [                    ], 2005. Upon completion of the Merger, each share of InteliData common stock was converted into the right to receive consideration, in the form of Corillian common stock and a cash payment (including a cash payment for any fractional shares), as described in the proxy statement sent to you on or about [                    ], 2005 (the “Merger Consideration”). You must complete, date, sign and return this Letter of Transmittal to Mellon Investor Services (the “Exchange Agent”) at the address listed above along with your stock certificates representing shares of InteliData common stock (the “Certificates”) to receive payment for your shares of InteliData common stock. If the Certificates have been lost or stolen, please complete the accompanying “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity.” See Instruction 9. In case of any inconsistency between this Letter of Transmittal and the Merger Agreement (including the schedules and exhibits thereto), the Merger Agreement shall control.
      By executing this Letter of Transmittal, you acknowledge, approve and agree as follows:
      1. You represent and warrant that you have good and marketable title to that number of shares of InteliData common stock as set forth under “Description of Certificates Surrendered” above, free and clear of all encumbrances. Except as set forth in the preceding sentence, you have no interest in, or right of any kind to, any securities of InteliData, including, without limitation, any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of InteliData common stock or any securities convertible into or exchangeable for any shares of InteliData common stock or obligating InteliData to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement.
      2. You understand that delivery shall be effected, and risk of loss and title to the Certificate shall not pass until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and signed, together with all accompanying evidences of authority in form reasonably satisfactory to the Exchange Agent (which may delegate power in whole or in part to the Exchange Agent) and the Certificates relating thereto. All questions as to validity, form and eligibility of any surrender of Certificates hereunder will be determined by the Exchange Agent; provided, that the Exchange Agent’s approval of the validity, form and eligibility of such Certificates may not be unreasonably withheld.
      3. You understand that payment for the surrendered Certificates will be made upon receipt by the Exchange Agent of a properly completed Letter of Transmittal and the surrender of Certificates. You further understand that any such payment will be reduced by any and all amounts necessary to satisfy federal, state, and local withholding tax requirements and to comply with any other applicable laws.
      4. By executing this Letter of Transmittal, you hereby request that the Exchange Agent issue and deliver a certificate and a check evidencing the portion of the Merger Consideration to which you are entitled, in payment for the Certificates surrendered pursuant to this Letter of Transmittal, to you at the address specified below your signature unless otherwise indicated under Special Issuance and Payment Instructions or Special Delivery Instructions below.

SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS
(See Instructions 2 and 6.)
      To be completed ONLY if the certificates and check to be issued for the surrendered Certificates are to be issued in the name of someone other than you.
Name:

(Please Print)
Address:

(Zip Code)

(Taxpayer Identification or Social Security No.)
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2 and 6.)
      To be completed ONLY if the certificates and check to be issued for the surrendered Certificates are to be issued in your name, are to be sent to someone other than you or are to be sent to you at an address other than the address appearing below your signature.
Mail check to:
Name

(Please Print)
Address:

(Zip Code)

SIGN HERE
AND COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9 OR
AN IRS FORM W-8, AS APPROPRIATE

(Signature(s) of Holder(s))
(See guarantee requirement below)

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Certificate(s). If signed by person(s) to whom the Shares represented hereby have been assigned or transferred as evidenced by endorsements or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 2 and 3.)
Name(s)

Area Code and Tel. No.:

(Please Print)
Capacity (Full Title):

Address:

(Zip Code)
GUARANTEE OF SIGNATURE(S)
(See Instruction 2.)
Authorized Signature:

Name:

(Please Print)
Name of Firm:

Address:

(Zip Code)
Area Code and Tel. No.:

Dated:

INSTRUCTIONS
      1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal, fully completed and signed, must be used in connection with a delivery and surrender of Certificates. A Letter of Transmittal and the Certificates must be received by the Exchange Agent, in satisfactory form, in order to make an effective surrender, and neither shall delivery be effective nor shall the risk of loss and title to the Certificates pass until such Letter of Transmittal and the Certificates are received by the Exchange Agent in satisfactory form. The method of delivery of Certificates and the Letter of Transmittal, whether by mail, air carrier or other method is at the election and risk of the holders of the Certificates. If such delivery is by mail, registered mail with return receipt requested, property insured, is recommended. Surrender may be made by mail or hand delivery to Mellon Investor Services, as Exchange Agent, at the address shown on the front page of this Letter of Transmittal. If you require additional information, please contact Mellon Investor Services at the contact information listed on the first page of this Letter of Transmittal.
      2. GUARANTEE OF SIGNATURE. If the registered holder of a Certificate completes the Special Issuance and Payment Instructions or Special Delivery Instructions, the signature on this Letter of Transmittal must be guaranteed by a financial institution that is a member of the Stock Transfer Association’s approved medallion program (such as STAMP, SEMP, or MSP) (or an acceptable alternative thereto for non-U.S. residents), unless surrendered on behalf of such institution.
      If a Certificate is registered in a name other than that of the person surrendering the Certificate, such Certificate must by duly endorsed or accompanied by a properly executed stock power, with the endorsement or signature on the stock power and on this Letter of Transmittal guaranteed by a financial institution that is a member of the Stock Transfer Association’s approved medallion program, unless surrendered on behalf of such institution.
      3. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Certificates, the signature(s) on this Letter of Transmittal must be exactly the same as the name(s) appear(s) on the face of the Certificates, without alteration or enlargement or any change whatsoever.
      In case of endorsements or signatures by attorneys, executors, administrators, trustees, guardians, agents or others acting in a fiduciary or representative capacity, the Certificates must be accompanied by evidence satisfactory to the Exchange Agent of the authority of the person to make the endorsement or to sign, together with all supporting documents necessary to validate the surrender.
      If Certificates are surrendered by two or more joint holders or owners, all such persons must sign.
      If Certificates are registered in different names, it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates surrendered.
      4. STOCK TRANSFER TAXES. The Exchange Agent will pay or cause to be paid any stock transfer taxes applicable with respect to the Merger. If, however, payment of the merger consideration for the shares of InteliData common stock is to be made to any person(s) other than the registered holder(s), or if surrendered Certificates are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of all stock transfer taxes (whether imposed on the registered owner or such person(s) payable on account of the transfer to such person(s)) will be deducted from the merger consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom it submitted by or on behalf of the person to whom the Letter of Transmittal directs payment of the merger consideration. Except as provided in this Instruction 4, it will not be necessary for transfer stamp tax to be affixed to the Certificates listed on this Letter of Transmittal.
      5. VALIDITY OF SURRENDER, IRREGULARITIES. All questions as to validity, form and eligibility of any surrender of Certificates will be determined by the Exchange Agent; provided, that the Exchange Agent’s approval of the validity, form and eligibility of such Certificates may not be unreasonably withheld. The Exchange Agent reserves the right to waive any irregularities or defects in the surrender of any Certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived by the Exchange Agent, which waiver will not be unreasonably withheld by the Exchange Agent. No interest will be paid on amounts due for Certificates.

      6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. Indicate the name and address to which payment for the Certificates is to be sent if different from the name or address of the person(s) signing this Letter of Transmittal.
      7. ADDITIONAL COPIES. Additional copies of this Letter of Transmittal may be obtained by contacting the Exchange Agent at the address shown on the front page of this Letter of Transmittal.
      8. INADEQUATE SPACE. If the space provided on this Letter of Transmittal is inadequate, the Certificate numbers and numbers of Shares should be listed on a separate signed schedule affixed hereto.
      9. LETTER OF TRANSMITTAL REQUIRED; SURRENDER OF CERTIFICATES; LOST CERTIFICATES. Holders of Certificates will not receive the cash payment for their Certificates unless and until this Letter of Transmittal, duly completed and signed, is delivered to the Exchange Agent, together with the Certificates and any required accompanying evidence of authority in form approved by Exchange Agent, which approval will not be unreasonably withheld. If the Certificates have been lost or destroyed, please complete the “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity” that accompanies this Letter of Transmittal. You must also pay the surety premium and service fee as instructed following the “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity.” If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete the “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity,” as it will be considered invalid. Complete only the Letter of Transmittal and contact Mellon Investor Services regarding the lost certificate(s).
      10. SUBSTITUTE FORM W-9 or IRS FORM W-8. Each holder of Certificates and, if applicable, each other payee is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is attached to this Letter of Transmittal, and to certify, among other things, whether such holder or payee is subject to backup withholding. Accordingly, a Substitute Form W-9 must be completed and returned. Certain foreign persons must provide the Exchange Agent with a completed IRS Form W-8BEN (or such other Form W-8, as applicable) signed under penalties of perjury, attesting to, among other things, their foreign status. An appropriate Form W-8 can be obtained from the Exchange Agent upon request.
      Failure to provide the Substitute Form W-9 or an appropriate IRS Form W-8, as applicable, may subject such holder or payee to backup withholding at a rate of 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) on the payments made to the holder or other payee with respect to Certificates surrendered. The box in Part II of the Substitute Form W-9 may be checked if such holder or payee has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II is checked, such holder or payee must complete the Certificate of Awaiting Taxpayer Identification Number, which is attached to this Letter of Transmittal. If the box in Part II is checked and the Exchange Agent is not provided with a TIN within (60) sixty days, thereafter the Exchange Agent will withhold 28% on all payments of the Merger consideration (including interest accrued thereon, if any) until a TIN is provided to the Exchange Agent, if such payments constitute reportable interest or dividends. All other reportable payments will be subject to backup withholding until a TIN is provided to the Exchange Agent. If the holder or payee is subject to backup withholding, then such holder or payee must cross out item (2) in Part III of the Substitute Form W-9.
      Under Federal income tax law, a holder of Certificates and, if applicable, each other payee is required to provide the Exchange Agent with his correct TIN on the Substitute Form W-9 attached to this Letter of Transmittal or otherwise establish a basis for exemption from backup withholding. If such holder or payee is an individual, the TIN is his social security number. If the Exchange Agent is not provided with the correct TIN, such holder or payee may be subject to a monetary penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or payee pursuant to the Merger may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of criminal and/or civil fines and penalties.
      If backup withholding applies, the Exchange Agent is required to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9 and IRS Form W-8
      To prevent backup withholding on payments that are made to a holder or other payee pursuant to the Merger, the holder or other payee is required to provide the Exchange Agent with (i) his or her correct TIN by completing the Substitute Form W-9 certifying that the TIN provided on the Substitute Form W-9 is correct (or that the holder is waiting for a TIN) and that the holder or payee is not subject to backup withholding for reasons stated therein or (ii) an appropriate Form W-8 signed under penalties of perjury, attesting to, among other things, its foreign status.
What Number to Give the Exchange Agent
      The holder of Certificates is required to give the Exchange Agent the social security number or employer identification number of the record owner of the Certificates. Holders and other payees are encouraged to review “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” below.

AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST		Taxpayer ID or Social Security

Certificate No(s). if Known:	Number of Shares:	Number:

(Attach Separate Schedule if Needed)

      By signing this form I/ We swear, depose and state that: I/ We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/ We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond #8302-00-67. I/ We hereby agree to surrender the securities for cancellation should I/ We, at any time, find the securities.
      I/ We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Corillian Corporation, InteliData Technologies Corporation, and all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/ We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond #8302-00-67 underwritten by Federal Insurance Company.
      Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

Signed by Affiant (stockholder):

(Deponent) (Indemnitor) (Heirs Individually)
Social Security                                                                          Date
Notary Public

LOST SECURITIES PREMIUM/ SERVICE FEE CALCULATION
If the share value is under $1,000, there is a $50.00 Service Fee only.

1. Enter the number of shares that are lost: x (Cash Rate) $XX.XX = $ Share Value*

*If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit, as it will be considered invalid. Complete only the Transmittal form and contact Mellon Investor Services regarding the lost certificate(s).

2. Please Enter Share Value $ (Share Value) x (3%) or .03 = $ Surety Premium

Multiply by 3% (.03) for Surety Premium.

3. Add $50.00 for service fee	$	Service Fee
4. Total Amount Due (Add Lines 2 & 3)	$	Total Fee
Please make all checks payable to: Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier’s check or money order.
If you cannot produce some or all of your InteliData Technologies Corporation stock certificate(s), you must obtain a lost instrument open penalty surety bond. To do so through Mellon, complete the Affidavit above. (Alternatively, you may obtain such a bond through an intermediary of your choice, as long as the insurance company that issues the bond is rated A+XV or better by A.M. Best & Company).

EXCHANGE AGENT’S NAME: MELLON INVESTOR SERVICES

SUBSTITUTE FORM W-9	Part I — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (“TIN”) and Certification	Name (Please Print) Address

City State Zip Code

Part II — Awaiting TIN☐

Part III — CERTIFICATION — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) ; and

(2) I am not subject to backup withholding because:(a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. Person (including a U.S. resident alien)

Certification Instructions: — You must cross out item(2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding

Signature: Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a TIN has not been issued to me, and either (I) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN within 60 days, 28% of all reportable interest and dividend payments made to me thereafter will be withheld until I provide a number. I also understand that if I do not provide a TIN, 28% of all other reportable payments (other than interest and dividends) made to me will be withheld until I provide a number
Signature:                                    Date:
________________________________________________________________________________

Name:

(Please Print)

Give the name and
SOCIAL SECURITY
For this type of account		number of:

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The Grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC account	The owner(3)
6.	A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

For this type of account		Give the name and EMPLOYER IDENTIFICATION number of:

7.	Corporate or LLC electing corporate status on Form 8832 account	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
9.	Partnership or multi-member LLC account	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

How to Obtain a TIN
If you don’t have a taxpayer identification number, immediately obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number.
Payees Exempt from Backup Withholding
Payees exempt from backup withholding on all payments include the following:

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade of business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.
Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.